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                                                                    Exhibit 99.1

[SYLVAN LEARNING SYSTEMS, INC LOGO]

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
SYLVAN CONTACTS:
Sean Creamer                 Steve Drake                      Chris Symanoskie
Chief Financial Officer      Vice President, Communications   Manager, Investor Relations
(410) 843-8991               (410) 843-6295                   (410) 843-6394

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                  SYLVAN LEARNING SYSTEMS TO FOCUS EXCLUSIVELY
                           ON POST-SECONDARY EDUCATION

    COMPANY SEES ACCELERATED GROWTH IN INTERNATIONAL AND ONLINE UNIVERSITIES FOLLOWING TRANSACTION TO DIVEST K-12 BUSINESSES AND DISBAND SYLVAN VENTURES

BALTIMORE, MD - MARCH 10, 2003 - Sylvan Learning Systems, Inc. (NASDAQ: SLVN) today announced it will focus exclusively on growing its highly successful international and online university business by selling its K-12 education operating units and disbanding Sylvan Ventures.

"We intend to build a post-secondary education company serving 200,000 students, and generating revenue of more than $1 billion, over the next four years," said Douglas Becker, Chairman and CEO of Sylvan Learning Systems.

"The global demand for university-level education has been growing at an explosive rate. Over the past three years, our post-secondary revenues have increased at a compounded annual growth rate of 67%, and today constitute almost two-thirds of the Company's total revenues. This already makes Sylvan one of the largest for-profit providers of higher education," he added. "We see a tremendous opportunity to create long-term and short-term value for our shareholders by focusing solely on our fastest-growing and most scalable business."

Following the divestiture of its K-12 businesses in a transaction with an estimated value of $275 to $300 million, Sylvan Learning Systems will consist of two business segments: a campus-based unit (Sylvan International Universities, or SIU) and an online unit (Sylvan Online Higher Education, or OHE). Through a network of accredited universities, these Sylvan units today provide traditional, classroom-based and online post-secondary education to more than 76,000 degree-seeking, full-time students and working adults worldwide. In 2002, Sylvan increased post-secondary student enrollments by 18%, which helped produce total post-secondary revenues of $378 million


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SYLVAN FOCUSES EXCLUSIVELY ON POST-SECONDARY EDUCATION/P. 2

and $45 million in operating income. In 2003, Sylvan expects to increase post-secondary revenues by more than 19%, to between $450 and $475 million, and operating income almost 50%, to between $67 and $70 million (see accompanying Sylvan Learning Systems revised 2003 outlook press release for details).

"Sylvan's campus-based business offers degree programs to full-time undergraduate students in selected markets worldwide, and our online business serves the fast-growing market of working adult students predominantly based in the United States," said Becker. "Our growth moving forward will be driven by a simple yet powerful strategy. We will vigorously grow enrollment and introduce new academic programs in both business segments while we open new and expand existing campuses in current and prospective geographic markets."

In order to accomplish the divestiture of Sylvan's K-12 assets, Educate Operating Company, LLC (Educate, Inc.), a newly formed entity associated with Apollo Management, LP (NOTE: not related with the Apollo Group, parent company of the University of Phoenix), a leading private equity firm, will acquire Sylvan's retail and institutional K-12 tutoring businesses, Sylvan Learning Center, Schulerhilfe, and Sylvan Education Solutions, as well as Sylvan's ownership interests in the online, interactive tutoring provider eSylvan, and Connections Academy, a developer of virtual charter schools. Educate, Inc., will remain based in Baltimore, and will own all rights to the Sylvan brand name. The publicly traded Sylvan Learning Systems intends to change its corporate name and NASDAQ ticker within one year following the completion of the transaction.

Sylvan Learning Systems will receive the ownership interests in the online universities, Walden University and National Technological University, which were previously held by Sylvan Ventures.

A TRANSACTION THAT PROVIDES FOCUS AND SIMPLIFIES SYLVAN LEARNING SYSTEMS

"This transaction dramatically streamlines our Company and strengthens an already impressive balance sheet," added Becker. "We will reduce our debentures convertible into shares, and will have approximately $230 million in cash. These capital resources will be available for the expansion of our campus-based and online businesses."




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SYLVAN FOCUSES EXCLUSIVELY ON POST-SECONDARY EDUCATION/P. 3

The agreement calls for SYLVAN LEARNING SYSTEMS, INC. to receive:
   o  $117 million in cash
   o  A $55 million, six-year subordinated note paying 12% annual interest
   o Retirement of up to 75% of the Company's outstanding convertible debentures held by Apollo Management, with a face value of $60 million at a conversion of $15.74 per share, which are convertible into 3.8 million Sylvan shares outstanding following the completion of the transaction. This leaves $35 million of convertible debentures. All debentures bear a 5% annual interest.
   o Apollo Management's preferred interest in Sylvan Ventures, valued at approximately $45 million, with the concurrent termination of Sylvan Ventures.
   o As much as $13 million in deferred or contingent consideration, mostly depending on the performance of Connections Academy, a former Sylvan Ventures portfolio company.

The transaction will result in the elimination of various consent and governance rights that had been held by Apollo Management. Apollo Management's representation on the Sylvan Board of Directors will be reduced to one member from its current two.

In a separate transaction, Sylvan will acquire the remaining membership interests in Sylvan Ventures not owned by Sylvan for consideration of 581,000 shares of Sylvan stock restricted from sale for three years. In addition, management's carried interest in Sylvan Ventures has also been eliminated.

Additionally, SYLVAN LEARNING SYSTEMS receives:

   o The 51% ownership interest in Walden University previously held by Sylvan Ventures. Moving forward, Walden's financial results will be consolidated into Sylvan Online Higher Education's results.
   o The 100% ownership interest in National Technological University (NTU) previously held by Sylvan Ventures. Moving forward, NTU's financial results will be consolidated into Sylvan Online Higher Education's results.
   o All remaining Sylvan Ventures investments, with the exception of eSylvan and Connections Academy. Sylvan intends to sell these remaining assets during 2003.

The agreement calls for APOLLO MANAGEMENT LP to receive from Sylvan Learning Systems and Sylvan Ventures:
   o  Sylvan Learning Center division of Sylvan Learning Systems, Inc.
   o  Sylvan Education Solutions division of Sylvan Learning Systems, Inc.
   o  Schulerhilfe
   o  The ownership interest in eSylvan previously held by Sylvan Ventures.
   o The ownership interest in Connections Academy previously held by Sylvan Ventures.

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SYLVAN FOCUSES EXCLUSIVELY ON POST-SECONDARY EDUCATION/P. 4

Sylvan estimates that total 2002 earnings before income taxes, depreciation and amortization (EBITDA) for its K-12 businesses was $33.9 million on a pro forma basis after allocating approximately $13 million of general and administrative costs associated with these businesses. Not included in this figure are eSylvan and Connections Academy, which posted total 2002 EBITDA losses of approximately $14 million.

The transaction was negotiated and approved by a committee of Sylvan's Board of Directors composed solely of independent directors. Credit Suisse First Boston LLC and U.S. Bancorp Piper Jaffray Inc. were financial advisors to the committee of independent directors.

The transaction is subject to legal and regulatory approvals, and is expected by close by June 30, 2003.

"As long-time investors in Sylvan, we have watched the Company's management team build some of the most-admired businesses in the education industry. With this transaction, we look forward to working even more closely with the K-12 management team to achieve even greater success," said Larry Berg, a Senior Partner with Apollo Management, LP. "At the same time, we will continue to retain an interest in Sylvan Learning Systems, and believe the Company's focused post-secondary strategy will produce strong growth moving forward."

SYLVAN LEARNING SYSTEMS, INC. FOLLOWING THE COMPLETION OF THE TRANSACTION:
A PURE PLAY POST-SECONDARY EDUCATION COMPANY

Following the completion of the transaction, Sylvan Learning Systems, Inc. will be an organization focused exclusively on meeting the education needs of more than 76,000 full time and working-adult students enrolled at its global network of eight accredited international and online universities located in the United States, Spain, France, Switzerland, Chile and Mexico.

SYLVAN INTERNATIONAL UNIVERSITIES (SIU) is the campus-based unit of Sylvan. Today, Sylvan operates six accredited universities in Europe and Latin America with a total of more than 60,000 students. The network of universities offers a range of career-oriented undergraduate and graduate degree programs including business, marketing, journalism, hospitality management, healthcare, dentistry and law.


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SYLVAN FOCUSES EXCLUSIVELY ON POST-SECONDARY EDUCATION/P. 5

"Sylvan International Universities shares the same characteristics that have made the U.S. for-profit post-secondary sector so attractive to investors: sustainable enrollment and revenue visibility, attractive and expanding margins, rising demand and pricing flexibility," said Raph Appadoo, President of SIU. "Among full-time students in our markets outside of the United States, however, we see even greater demand, longer lengths of say, and much lower student attrition rates."

SYLVAN ONLINE HIGHER EDUCATION (OHE), with more than 16,000 students, operates two accredited online universities, Walden University and National Technological University, as well as Canter & Associates, which offers distance learning master's degree programs in education in conjunction with accredited university partners.

OHE curricula include graduate degree programs in education, management, psychology, health and human services, engineering and information technology, as well as bachelor degree completion programs in business management and information systems.

"Driving our growth at OHE is a strategy that focuses on developing and delivering to working-adult students online degree programs in rapidly growing, career-oriented fields," said Paula Singer, OHE President. "This is a highly scalable business model that has produced tremendous student enrollment growth as well as margin expansion."

FORWARD LOOKING STATEMENTS

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements:

The following factors might cause such a difference:
   o The proposed transactions described in this release are subject to customary conditions and there can be no assurance that the transactions will be consummated. Among the conditions to consummation of the transactions are regulatory approvals and consents of third parties that are outside the control of the parties.
   o The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.
   o The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings").


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